UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2011
GREEN BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-14289	62-1222567

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street, Greeneville, Tennessee	37743-4992

(Address of principal executive offices)	(Zip Code)
(423) 639-5111
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 26, 2011, the Board of Directors of Green Bankshares, Inc. (the “Company”) approved the distribution to each holder of the Company’s common stock as of the close of business on September 6, 2011 of one contingent value right (“CVR”) per share as contemplated by that certain Investment Agreement, dated May 5, 2011 by and among the Company, GreenBank, and North American Financial Holdings, Inc. (the “Investment Agreement”). The CVRs would entitle the holder to receive up to $0.75 in cash per CVR at the end of a five-year period based on the credit performance of GreenBank’s loan portfolio as of May 5, 2011. Holders of the Company’s common stock will become holders of the CVRs immediately prior to the issuance of the 119,900,000 shares of common stock of the Company to North American Financial Holdings, Inc. pursuant to the terms of the Investment Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANKSHARES, INC.

Date: August 29, 2011	By:	/s/ Michael J. Fowler Michael J. Fowler
Senior Vice President, Chief Financial Officer and Secretary